UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2015
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 2, 2015, Laboratory Corporation of America® Holdings (LabCorp®) (LH: NYSE) announced the nationwide availability of a new FDA-approved companion diagnostic, the PD-L1 IHC 22C3 pharmDx assay by Dako, an Agilent Technologies company, to assess the eligibility of non-small cell lung cancer (NSCLC) patients for treatment with pembrolizumab (Keytruda).
According to the American Cancer Society, lung cancer is the leading cause of cancer death in the U.S. and is the second most commonly diagnosed cancer with an estimated 221,200 new cases diagnosed in 2015. The vast majority of patients exhibit the non-small cell subtype, representing 80-85% of patients, and over half of these patients are diagnosed with metastatic or advanced disease at initial presentation. Data from the KEYNOTE trial recently presented at the American Association for Cancer Research Annual Meeting and published in the New England Journal of Medicine demonstrated that PD-L1 expression in at least 50% of non-small cell lung tumor cells correlated with improved response rates and progression free survival in patients treated with Keytruda.

99.1 Press Release dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ F. SAMUEL EBERTS III
F. Samuel Eberts III
Chief Legal Officer and Secretary

October 2, 2015